As filed with the Securities and Exchange Commission on April
25, 1996              Registration No. 33-______________



SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549





FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933





AVIATION EDUCATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)



       DELAWARE11-2809189

(State of Incorporation)(I.R.S. Employer Identification No.)



633 East Vine Street

Murfreesboro, Tennessee 37130-4381

(Address of principal executive offices)



AVIATION EDUCATION SYSTEMS, INC. INCENTIVE STOCK OPTION PLAN

(Full Title of the Plan)



CINDY L. ROLLINS

Chief Financial Officer

Aviation Education Systems, Inc.

633 East Vine Street

Murfreesboro, Tennessee 37130-4381

(615) 895-0747

(Name, address and telephone number of agent for service)



(with copies to:)

LINDA M. CROUCH

Baker, Donelson, Bearman & Caldwell

165 Madison Avenue, 2000 First Tennessee Building

Memphis, Tennessee 38103



CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered 	Amount to be Registered
	Proposed Maximum Offering Price Per Share(1) 	Proposed Maximum
Aggregate Offering Price(1) 	Amount of Registration Fee(1)

Common Stock 	2,500,000 shares 	$.06 	$150,000 	$100



(1)  Pursuant to Rule 457(h)(1) under the Securities Act of
1933.



PART II





Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE



The following documents filed with the Securities and Exchange
Commission are incorporated herein by reference:



1. The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 1995.



2. The Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995.



3. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, as amended, effective with the Commission in October 1987.



All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.



Item 4.  DESCRIPTION OF SECURITIES



	No response is required to this item.



Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL



	No response is required to this item.



Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS



	The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the
State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.
 The indemnity may include expenses (including attorneys, fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.



	The Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.



	In that regard, the Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.



Item 7.  EXEMPTION FROM REGISTRATION CLAIMED



	No response is required to this item.

Item 8.  EXHIBITS



Exhibit Number	Description



5	Opinion and Consent of Baker, Donelson, Bearman & Caldwell



10.1	Aviation Education Systems, Inc. Incentive Stock Option
Plan



24.1	Consent of Baker, Donelson, Bearman & Caldwell (contained
in Exhibit 5)



24.2	Consent of Dempsey, Wilson & Co., P.C.



25	Power of Attorney (Included on signature page)


Item 9.  UNDERTAKINGS



	(a)	The undersigned registrant hereby undertakes:



	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



	(2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



	(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section
13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



	(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES



	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on the 25th day of April, 1996.



							AVIATION EDUCATION SYSTEMS, INC.





 							By:

							    Thomas N. Eisenman, President



POWER OF ATTORNEY



	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas N. Eisenman and Cindy L. Rollins and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



Name 	Title 	Date



 Thomas N. Eisenman
President and Director (Principal
Executive  					April 25, 1996



Cindy L. Rollins
Chief Financial and Director (Principal
Financial and Accounting Officer) 		April 25, 1996



Hans R. Buser
Director   					April 25, 1996



Peter Joss
Director 					April 25, 1996



Martin Oester
Director 					April 25, 1996







EXHIBIT 5



OPINION AND CONSENT OF BAKER, DONELSON, BEARMAN & CALDWELL









April 25, 1996





Aviation Education Systems, Inc.

633 East Vine Street

Murfreesboro, Tennessee 37130-4381



RE: Incentive Stock Option Plan



Gentlemen:



	We have acted as securities counsel for Aviation Education Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, relating to the Company's Incentive Stock Option Plan (the "Plan"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.



	We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.



	On the basis of the foregoing, we are of the opinion that:



	1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.



	2. The Plan has been duly and validly authorized and adopted, and the shares of Common Stock of the Company (the "Shares") that may be issued and sold from time to time in accordance with the Plan have been duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan, be validly issued, fully paid and non-assessable.



	The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.



	In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Company and other sources believed by us to be responsible.



	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



							Very truly yours,







						BAKER, DONELSON, BEARMAN & CALDWELL,

						a Professional Corporation

EXHIBIT 10.1



AVIATION EDUCATION SYSTEMS, INC. INCENTIVE STOCK OPTION PLAN



1.	Purpose.



The purpose of the AVIATION EDUCATION SYSTEMS, INC. INCENTIVE STOCK OPTION PLAN (the "Plan") is to further the earnings of AVIATION EDUCATION SYSTEMS, INC., a Delaware corporation, and its subsidiaries (collectively, the "Company") by assisting the Company in attracting, retaining and motivating management employees of high caliber and potential. The Plan provides for the award of incentive stock options to those officers and other key executives who make substantial contributions to the Company by their loyalty, industry and invention.



2.	Administration.



The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors of the Company (the "Board of Directors") consisting of three or more members of the Board of Directors. Each Committee member shall be ineligible, and shall have been ineligible for the one-year period prior to appointment thereto, for selection as a person to whom stock options may be granted pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company, and shall be a "disinterested person" within the meaning of rule 16b-3 under the Securities and Exchange Act of 1934, as amended from time to time (the "1934 Act") (or any successor rule of similar import). Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine (i) the employees to whom awards shall be made under the Plan; (ii) the type of awards to be made,
(iii) the amount, size and terms and conditions of each such award; (iv) the time when awards shall be granted; (v) the provisions of each agreement evidencing an award; and (vi) all other matters necessary or advisable for the administration of the Plan.



3.	Stock Subject to the Plan.



The Company may grant awards under the Plan with respect to not more than a total of five million (5,000,000) shares of common stock of the Company (the "Shares") (subject, however, to adjustment as provided in paragraphs 15 and 17, below). Such Shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan.



4.	Eligibility to Receive Awards.



Persons eligible to receive awards under the Plan shall be limited to those officers and other key executive employees of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company.



5.	Form of Awards.



Awards of stock options to purchase Shares may be made from time to time by the Committee. Stock options awarded shall be options which are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").



6.	Stock Options.



Stock options for the purchase of Shares shall be evidenced by written agreements in a form not inconsistent with the Plan that the Committee shall approve from time to time, and contain terms and conditions applicable to the options, including in substance the following:



	a.	Type of Options.  Each option agreement shall identify the
options represented thereby as Incentive Stock Options and shall set forth the number of Shares subject to the options.



	b.	Option Price.  The option exercise price per share to be
paid by the optionee to the Company shall not be less than par value.



	c.	Exercise Term.  The period or periods of time within which
the option may be exercised, in whole or in part, is subject to terms and conditions prescribed by the Committee. The
Committee, in its discretion, may provide in the option agreement circumstances under which all or part of the option shall become immediately exercisable, in whole or in part, including acceleration of the exercise of any option, in whole or in part, at any time. Provided, that absent such a provision in this Plan or in the Option Agreement for acceleration of the exercise of an option, no such option may be exercised until the fourth anniversary of the date of its grant. However, no Incentive Stock Option shall be exercisable after ten years from its date of grant.



	d.	Payment for Shares.  The purchase price of the Shares with
respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the

Committee in its discretion, may grant the optionee a new stock option for the number of Shares used to pay the purchase price.



	e.	Rights Upon Termination of Employment.



		i.	In the event that an optionee ceases to be an employee of
the Company for any cause other than death or Disability (as defined below), the optionee shall have the right to exercise the option during its term within a period of three months after such termination to the extent that the option was exercisable at the time of termination, and subject to such terms and conditions, as may be specified by the Committee.



		ii.	Certain terms are defined here as follows:



			(1)   "Disability" means a condition that, in the judgment of
the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and the term "Disabled" has the corresponding
meaning).



			(2)  "Beneficiary" means the person or persons designated in writing by the grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective
designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's
rights in respect of an award). In order to be effective, a
grantee's designation of a Beneficiary must be on file with the
Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.



		iii.	In the event that an optionee dies or becomes Disabled
prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary shall have the right to exercise the option during its term within a period of (i) one year after termination of employment due to death or Disability, or (ii) one year after death if death occurs either within one year after termination of employment due to Disability or within three (3) months after termination of employment for other reasons, to the extent that the option was exercisable at the time of death or termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee.



	f.	Nontransferability.  Options granted under the Plan shall
not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the optionee the option is exercisable only by the optionee.



	g.	Other Terms and Conditions.  Each option shall be subject to such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option within the meaning of
Section 422(b) of the Code (or any amendment or substitute or successor thereto or regulation thereunder), including in substance, without limitation, the following:



		i.	The purchase price of stock subject to an incentive stock
option shall not be less than one hundred percent (100%) of the fair market value of such stock on the date the option is granted, as determined by the Committee.



		ii.	The aggregate fair market value (determined as of the time
the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in Section
424(f) of the Code (or successor provision of similar import))) shall not exceed $100,000.



		iii.	No incentive stock option shall be granted to any
employee if at the time the option is granted the individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, unless at the time such option is granted the option price is at least one hundred ten percent (110%) of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date of grant.



		iv.	Directors who are not employees of the Company shall not
be eligible to receive incentive stock options.



		v.	In the event of termination of employment, if an incentive
stock option is not exercised before the expiration of the exercise periods that apply for purposes of qualification under
Section 422 of the Code, the option will lapse immediately upon the expiration of such periods and may not be exercised at any other time or in any other form.



7.	General Restrictions.



Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Company. Each award under the Plan shall also be subject to the review of legal counsel concerning the effect of such an award upon the availability of net operating loss carryforwards of the Company and no option shall be granted without the opinion of such legal counsel that there will be no negative effect upon the availability of such carryforwards. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.





8.	Single or Multiple Agreements.



Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.





9.	Rights of the Shareholder.



The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.





10.	Rights to Terminate Employment.



Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.





11.	Withholding.



Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.





12.	Non-Uniform Determinations.



The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.





13.	Change In Control Provisions.



	a.	In the event of a Potential Change in Control (as defined),
but only if and to the extent so determined by the Committee or the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Committee or the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:



		i. Any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.



		ii. Notwithstanding the previously-stated intention that this Plan shall grant Incentive Stock Options, if the operation of this provision results in the optionee's exercise of an option grant or the disposition of stock acquired by the optionee's exercise of an option prior to the time provided in Code Section
422 for an Incentive Stock Option, the tax treatment available under Code Section 422 shall not be available to the optionee.



		iii. Any stock options which become fully exercisable and vested upon a Potential Change in Control which are not exercised before a Change in Control (as defined) shall lapse as of the date of the Change in Control and may not be exercised at any time or in any form after such lapse.



	b.	As used herein, the term "Change in Control" means the
happening of any of the following: the sale of substantially all of the property or stock of the Company to another corporation, or the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation.





	c.	As used herein, the term "Potential Change in Control" means the approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company.



14.	Non-Competition Provision.



Unless the award agreement relating to a stock option specifies otherwise, a grantee shall forfeit all unexercised, unearned, and/or unpaid awards, if, (i) in the opinion of the Committee, the grantee without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is not in the best interests of the Company.





15.	Adjustments.



In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.





16.	Amendment.



The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of the Company's outstanding Shares, increase the maximum number of Shares which may be issued under the Plan (other than increases pursuant to paragraph 15 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 15 hereof does not adversely affect any such right.





17.	Effect on Other Plans.



Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein. Provided, that the maximum number of shares that may be subject to award under this Plan and the Aviation Education Systems, Inc. Non-Qualified Stock Option Plan, collectively, shall not exceed five million (5,000,000) shares.





18.	Effective Date and Duration of the Plan.



The Plan shall become effective when adopted by the Board of Directors, provided that the Plan is approved by the holders of a majority of the outstanding Shares on the date of its adoption by the Board or before the first anniversary of that date. Unless it is sooner terminated in accordance with paragraph 16, hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or have expired or otherwise terminated, but no award shall be granted more than ten (10) years after the earlier of the date the Plan is adopted by the Board of Directors or is approved by the Company's shareholders.





19.	Unfunded Plan.



The Plan shall be unfunded. Neither Company nor any affiliate shall be (i) required to segregate any assets reported by or
(ii) deemed to be a trustee of any amounts to be paid under any stock option. Any liability of Company or any affiliate to pay any grantee or Beneficiary with respect to an option shall be based solely upon written contractual obligations created pursuant to specific provisions of the Plan. No such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.





20.	Governing Law.



The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware except to the extent that such laws may be superseded by any federal law.





	IN WITNESS WHEREOF, the duly authorized officer of the Company has caused this Plan to be executed on this 25th day of August, 1994, pursuant to the authorization of the Board of Directors of the Company.





						AVIATION EDUCATION SYSTEMS, INC.





						By:Robert W. Lynch, Jr.

					    	Title: President
EXHIBIT 24.2



CONSENT OF DEMPSEY, WILSON & CO., P.C.

Accountants' Consent









	We consent to incorporation by reference in the Registration Statement on Form S-8 for the Aviation Education Systems, Inc. Incentive Stock Option Plan of our report dated August 11, 1995, on our audit of the consolidated balance sheets of Aviation Education Systems, Inc. and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended.









								Dempsey, Wilson & Co., P.C.

Murfreesboro, Tennessee

April 25, 1996